Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-3 of our report dated March 7, 2003, except Note 8 as to which the date is March 24, 2003 relating to the financial statements of DOV (Bermuda), Ltd., which appears in DOV Pharmaceutical, Inc.'s Annual Report on Form 10-K. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
May 4, 2005